Strategist Growth and Income Fund, Inc.
File No. 33-63907/811-7403

EXHIBIT INDEX

Exhibit (e):   Distribution Agreement, between Strategist Growth and Income
               Fund, Inc., on behalf of Strategist Balanced Fund, Strategist
               Equity Fund, Strategist Equity Income Fund and Strategist Total
               Return Fund and American Express Financial Advisors, dated Oct.
               1, 1999, is filed electronically herewith.

Exhibit (i):   Opinion and Consent of Counsel, dated November 24, 1999.

Exhibit (j):   Independent Auditors' Consent, dated November 23, 1999.